UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 30, 2018 (January 24, 2018)

DELPHI TECHNOLOGIES PLC

(Exact name of registrant as specified in its charter)

Jersey	001-38110	98-1367514
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Angel Court, 10th Floor

London EC2R 7HJ, UK

United Kingdom

(Address of principal executive offices)

Registrant’s telephone number, including area code:

011-44- 020-305-74300

Courteney Road

Hoath Way

Gillingham, Kent ME8 0RU

United Kingdom

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 24, 2018, the Compensation and Human Resources Committee of the Board of Directors of Delphi Technologies PLC (the “Company”) approved the following form agreements for awards under the Company’s Long-Term Incentive Plan: (a) a Performance-Based Restricted Stock Unit Award for annual grants (the “PRSU Annual Grant Agreement”), (b) a Performance-Based Restricted Stock Unit Award for founders grants (the “PRSU Founders Grant Agreement” and, together with the PRSU Annual Grant Agreement, the “PRSU Grant Agreements”) made in connection with the Company’s spin-off from Aptiv PLC, (c) time-based Restricted Stock Unit Awards for awards for annual grants (the “RSU Annual Grant Agreement”), (d) time-based Restricted Stock Unit Awards for founders grants (the “RSU Founders Grant Agreement”) made in connection with the Company’s spin-off from Aptiv PLC, and (e) a time-based new hire Restricted Stock Unit Award (the “RSU New Hire Grant Agreement” and, together with the RSU Annual Grant Agreement and the RSU Founders Grant Agreement, the “RSU Grant Agreements”).

Each participant receiving an award under a PRSU Grant Agreement will receive performance-based restricted stock units (the “Company PRSUs”) under the Company’s Long-Term Incentive Plan, subject to forfeiture and the restrictions set forth therein. Subject to the participant’s continued employment with the Company through the vesting date, the Company PRSUs will vest three years after the date of grant at 0-200% based on the Company’s return on net assets, cumulative net income, and/or total shareholder return. A portion of the Company PRSUs will vest if the participant experiences a termination of employment due to any of the following after the first anniversary of the grant date and prior to the vesting date: (a) death, (b) Disability, (c) termination without Cause, (d) resignation for Good Reason, or (e) voluntary termination following the attainment of age 55 with at least 10 years of service. In the event of a Change in Control, if not replaced with Replacement Awards, the Company PRSUs vest at the greater of (i) 100% or (ii) the number that would vest if the date of the Change in Control were the vesting date. In this paragraph, Disability, Cause, Good Reason, Replacement Awards and Change in Control have the meanings given to such terms in the PRSU Grant Agreement or Company’s Long-Term Incentive Plan (or, for Disability, Cause and Good Reason, as may be otherwise provided in an individual’s employment agreement), as applicable.

Each participant receiving an award under an RSU Grant Agreement will receive time-based restricted stock units (the “Company RSUs”) under the Company’s Long-Term Incentive Plan, subject to forfeiture and the restrictions set forth therein. The Company RSUs vest one-third on each of the first, second and third anniversaries of the grant date, subject to the participant’s continued employment with the Company on the vesting dates and subject to different potential vesting periods for new hires. A portion of the Company RSUs will vest if the participant experiences a termination of employment due to any of the following after the first anniversary of the grant date: (a) death, (b) Disability, (c) termination without Cause, or (d) resignation for Good Reason. In the event of a Change in Control, if not replaced with Replacement Awards, unvested Company RSUs vest in full. In this paragraph, Disability, Cause, Good Reason, Replacement Awards and Change in Control have the meanings given to such terms in the RSU Grant Agreement or Company’s Long-Term Incentive Plan (or, for Disability, Cause and Good Reason, as may be otherwise provided in an individual’s employment agreement), as applicable.

The foregoing summaries are qualified in their entirety by references to the full texts of the forms of PRSU Annual Grant Agreement, PRSU Founders Grant Agreement, RSU Annual Grant Agreement, RSU Founders Grant Agreement, and the RSU New Hire Grant Agreement, which are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4, and 10.5, respectively, and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits. The following exhibits are being furnished herewith:

Exhibit No.	Description

10.1	Form of Performance-Based RSU Award for annual grants pursuant to the Delphi Technologies PLC Long-Term Incentive Plan

10.2	Form of Performance-Based RSU Award for founders grants pursuant to the Delphi Technologies PLC Long-Term Incentive Plan

10.3	Form of Time-Based RSU Award for annual grants pursuant to the Delphi Technologies PLC Long-Term Incentive Plan

10.4	Form of Time-Based RSU Award for founders grants pursuant to the Delphi Technologies PLC Long-Term Incentive Plan

10.5	Form of Time-Based RSU Award for new hires pursuant to the Delphi Technologies PLC Long-Term Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELPHI TECHNOLOGIES PLC

Date: January 30, 2018	By:	/s/ James Harrington
	Name:	James Harrington
	Title:	Senior Vice President, General Counsel, Secretary and Chief Compliance Officer